UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 2, 2005

ENERGIZER HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

MISSOURI	1-15401	No. 43-1863181
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

533 MARYVILLE UNIVERSITY DRIVE, ST. LOUIS, MO 63141

(Address of Principal Executive Offices) (Zip Code)

(314) 985-2000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

(i) On May 2, 2005, the Nominating and Executive Compensation Committee (the “Committee”) of the Board of Directors of the Company met and considered compensation issues with respect to the Executive Officers and other key employees. At that meeting, the Committee approved the annual renewal, as well as the amendment, of Change of Control Employment Agreements between the Company and each of the Executive Officers, effective as of May 1, 2005. The form of the amended Change of Control Employment Agreements applicable to each of the Executive Officers is attached to this filing as Exhibit 10(i), and a summary of the key terms of the agreements, as amended, follows:

Term of Agreements

•	The Agreements continue for an initial term of 3 years, and automatically extend every year for an additional year, subject to a 90-day notice of termination.

•
The protections of the Agreements extend to any termination of the executive’s employment with Energizer prior to a Change of Control at the request of an Acquirer or otherwise in connection with or in anticipation of a Change of Control.

Employment Period after Change of Control

•
The protections of the Agreement are triggered if at any time within three years following a Change of Control the executive’s employment with Energizer is terminated by either the executive for Good Reason or by the Acquirer for any reason other than Cause, death or Disability.

Severance Payments

•
If, following a Change of Control, the executive terminates his employment with an Acquirer for Good Reason, or the executive’s employment is terminated for any reason other than Cause, death, or Disability, the executive shall be entitled to receive the following severance payments (in a lump sum) and benefits:

•	Accrued and unpaid salary, bonus, deferred compensation and accrued and unpaid vacation pay through the date of termination.

•	A severance payment equal to 3 times the executive’s then-current base salary and severance bonus (which is defined as the executive’s average bonus for the 5 years prior to the Change of Control.)

•
The executive’s medical, vision and dental benefits shall be provided for 3 years following termination of employment. Executives also continue disability, life and long-term disability coverages, and other welfare benefit plan protections for the protected 3 year period. Age and years of service requirements for retiree eligibility for health and dental plan participation will be waived upon a Change of Control.

•
To the extent not otherwise vested, the executive shall be deemed fully vested in any retirement plans or other written agreements relating to pay or other benefits upon retirement, and for purposes of such plans the executive’s age and years of service are increased by 36 months.

Definitions of Good Reason, Change of Control, Cause and Disability

•
“Good Reason” means any of the following: assignment of duties inconsistent with executive’s status prior to the Change; reduction in the executive’s annual salary; the failure of the Acquirer to pay any bonus award to which the executive was otherwise entitled, or to offer the executive incentive compensation, stock options or other benefits or perquisites which are offered to similarly situated executives of the Acquirer; relocation of the executive’s primary office to a location greater than 50 miles from his or her existing office; any attempt by Acquirer to terminate the executive’s employment in a manner other than as expressly permitted by the Agreement; or the failure by Acquirer to expressly assume Energizer’s obligations under the Agreement.

•
“Change of Control” will be deemed to occur if (1) a person acquires more than 20% of the outstanding Energizer Stock, (2) the initial Energizer Board, or their recommended successors, fail to constitute a majority of the Board, (3) the shareholders of the Company approve a merger, consolidation, sale or other disposition of all or substantially all of the assets of the Company, unless following the transaction which is so approved, the shareholders of the Company still constitute at least 50% of the shareholders of the new corporation that resulted from the transaction, and members of the Company’s board at the time of shareholder approval constitute at least a majority of the board of the new corporation.

•	“Cause” means willful breach or failure by the executive to perform his employment duties.

•
“Disability” means illness, injury or similar incapacity of the executive which 52 weeks after its commencement, continues to render the executive unable to perform the material and substantial duties of the executive’s position or any substantially similar occupation or substantially similar employment for which the executive is qualified or may reasonably become qualified.

Gross-Up Provision

•
In the event that it is determined that a “golden parachute” excise tax is due under the Internal Revenue Code, the executive will receive a gross-up payment as reimbursement for such excise tax payments, as well as the additional excise and income taxes on such reimbursement; however, if the total value of benefits payable to the executive is within 10% of the threshold for federal excise tax payments, total benefits will be reduced to the point that that threshold is not met.

(ii) On May 2, 2005, the Board of Directors of the Company met and approved adoption of the following resolutions related to business and personal use of corporate-owned aircraft by the Chairman and Vice Chairman of the Board, and the Chief Executive Officer, and by other officers and directors of the Company, subject to approval by the Chief Executive Officer:

RESOLVED, that to obtain optimum availability for Company business purposes, and for reasons of security and uninterrupted communications, W.P. Stiritz, J.P. Mulcahy and W.M. Klein, the Chief Executive Officer, be and hereby are directed, whenever practical or feasible, to use, and the other members of the Board may use, aircraft owned by the Company or any of its subsidiaries (“Company-owned aircraft), in connection with business travel on behalf of the Company; and that the Chief Executive Officer is authorized to direct or permit other Company officers and employees to use Company-owned aircraft for business travel. For purposes of this resolution, business travel shall include any travel related to Board members’ service on the Board or its committees, travel in furtherance of Company business, promotional, recruitment or transactional goals, and travel related to entertainment of Company customers, suppliers or other business associates. For executive officers, including the Chief Executive Officer, business travel shall also include travel related to their service on other corporate or not-for-profit Boards of Directors, and charitable service.

FURTHER RESOLVED, that W.P. Stiritz and J.P. Mulcahy (for so long as they serve on the Board of Directors), and W.M. Klein, the Chief Executive Officer, be, and each of them hereby is, authorized to use Company-owned aircraft for exclusively personal travel, for up to thirty (30) flight hours per year, per individual, when the Company-owned aircraft are not being used on business related trips; and

FURTHER RESOLVED, that W.P. Stiritz and J.P. Mulcahy (for so long as they serve on the Board of Directors), and W.M. Klein, the Chief Executive Officer, be, and each of them hereby is, authorized to permit family members and guests to accompany them on business flights on Company-owned aircraft, provided that there are available seats not required for other business passengers; and that the Chief Executive Officer be, and hereby is, authorized to permit other officers and employees to use the Company-owned aircraft on a limited basis for personal use or in personal emergency situations; and

FURTHER RESOLVED, that W.P. Stiritz and J.P. Mulcahy (for so long as they serve on the Board of Directors), and W.M. Klein, the Chief Executive Officer, and any other officer or employee who uses the Company-owned aircraft for personal travel, shall be charged therefore at the appropriate rate set forth in the applicable regulation of the Internal Revenue Code of 1996, as amended from time to time; and that any personal use of the Company-owned aircraft by directors and officers be reported to the Audit Committee and the Nominating and Executive Compensation Committee of the Board of Directors on an annual basis; and

FURTHER RESOLVED, that the Company shall reimburse W.P. Stiritz and J.P. Mulcahy (for so long as they serve on the Board of Directors), and W.M. Klein, the Chief Executive Officer, for any taxes associated with (i) their personal use of the Company aircraft, and (ii) the personal use by their family members and guests, but not including any taxes on such reimbursement; and the Chief Executive Officer be, and hereby is, authorized to permit such reimbursement of taxes related to personal use of Company-owned aircraft by officers and employees of the Company.

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGIZER HOLDINGS, INC.
By:
Daniel J. Sescleifer
Executive Vice President and Chief Financial Officer

Dated: May 5, 2005

EXHIBIT INDEX

Exhibit No.

10.1     Form of Change of Control Employment Agreements between the Company and each of the Executive Officers, as amended effective as of May 1, 2005.*

*Denotes a management contract or compensatory plan or arrangement.